Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 63 to Registration Statement No. 33-73404 on Form N-1A of Northern Funds, including Northern Multi-Manager Emerging Markets Fund and Northern Multi-Manager Global Real Estate Fund to the reference to us under the headings “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
November 14, 2008